Exhibit 4.3.1
AMENDMENT ONE TO
THE FOREST CITY 401(K) EMPLOYEE SAVINGS PLAN & TRUST
Effective July 1, 2010, and except as otherwise specified herein, The Forest City 401(k) Employee Savings Plan & Trust (hereinafter referred to as the “Plan”) is hereby amended as provided herein.
WHEREAS, Forest City Enterprises, Inc. (hereinafter referred to as the “Employer”) heretofore adopted the Plan effective May 1, 1992; and
WHEREAS, Employer last amended and restated the Plan effective January 1, 2009; and
WHEREAS, the Plan consists of the Accudraft Prototype Defined Contribution Retirement Plan, Basic Plan Number 01 (hereinafter referred to as the “Basic Plan Document”) and the Accudraft 401(k) Non- Standardized Prototype Adoption Agreement #002 (hereinafter referred to as the “Adoption Agreement”); and
WHEREAS, Section 11.1(c) of the Basic Plan Document provides that the Employer may change the choice of options in the Adoption Agreement at any time; and
WHEREAS, the Employer desires to change the options in the Adoption Agreement as provided herein;
NOW, THEREFORE, the Plan is hereby amended as follows:
First Change
Effective as of January 1, 2010, Sections 3.1(a), 3.1(d), and 3.1(e) of the Adoption Agreement are hereby deleted in their entirety and shall hereafter read as follows:
(a) ☑ Ineligible Classes for Elective Deferrals, QMACs and ONECs.
☐	Union Employees

☐	Non-Resident Alien Employees

☐	“Merger and Acquisition” Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees

☐	Leased Employees (not otherwise excluded by statute)

☐	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees < ☐ but only those who are also Highly Compensated Employees >

☐	Employees who are paid primarily by salary

☐	Employees who are paid primarily by the hour

☐	Employees who are paid primarily by commissions

☑	Other (cannot be age or service related) contract police or contract security personnel, and employees subject to a collective bargaining agreement, unless such collective bargaining agreement specifically provides for their participation in the Plan
(d) ☑ Ineligible Classes for Non-Safe Harbor Matching Contributions:
☐	Union Employees

☐	Non-Resident Alien Employees

☐	“Merger and Acquisition” Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees

☐	Leased Employees (not otherwise excluded by statute)

☐	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees < ☐ but only those who are also High Compensated Employees >

☐	Employees who are paid primarily by salary

☐	Employees who are paid primarily by the hour

☐	Employees who are paid primarily by commissions

☑	Other (cannot be age or service related) contract police or contract security personnel, and employees subject to a collective bargaining agreement, unless such collective bargaining agreement specifically provides for their participation in the Plan
(e) ☑ Ineligible Classes for Non-Safe Harbor Non-Elective Contributions.
☐	Union Employees

☐	Non-Resident Alien Employees

☐	“Merger and Acquisition” Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees

☐	Leased Employees (not otherwise excluded by statute)

☐	Employees of an Affiliated Employer that does not adopt this Plan

☐	Key Employees < ☐ but only those who are also Highly Compensated Employees >

☐	Employees who are paid primarily by salary

☐	Employees who are paid primarily by commissions

☑	Other (cannot be age or service related) contract police or contract security personnel, and employees subject to a collective bargaining agreement, unless such collective bargaining agreement specifically provides for their participation in the Plan
Second Change
Effective July 1, 2010, Section 3.2(a)(2) of the Adoption Agreement is hereby deleted in its entirety and shall hereafter read as follows:
(a) ☑ Requirements for Elective Deferrals, QMACs and QNECs:
     (2) Service Requirement (check one)
☐	A)	None

☐	B)	1-Year Period of Service

☐	C)	___-month Period of Service (max. 12)

☐	D)	___-week Period of Service (max. 52)

☑	E)	90-day Period of Service (max. 365)

☐	F)	1 Year of Service

☐	G)	1 Year of Service, or if earlier, ____ (max. 11) consecutive calendar months of employment ☐ in which the Employee is credited with at least ____ Hours of Service per month

☐	H)	1 Year of Service, or if earlier, ____ (max. 51) consecutive weeks of employment ☐ in which the Employee is credited with at least ____ Hours of Service per week

☐	I)	1 Year of Service, or if earlier, ____ (max. 364) consecutive days of employment ☐ in which the Employee is credited with at least ____ Hours of Service per day
In all other respects, the Plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, and as evidence of its adoption of this amendment to The Forest City 401(k) Employee Savings Plan & Trust, the Employer has caused this document to be executed by its duly authorized officers.

Forest City Enterprises, Inc.

Witness:	/s/ Thomas H. Rieger	By:	/s/ Andrew J. Passen

	Print Name: Thomas H. Rieger		Print Name:	Andrew J. Passen

			Title:	Executive Vice President, Human Resources

		Date:	April 13, 2010